UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 15, 2014

The Hallwood Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8303	51-0261339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500
Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)

(214) 528-5588

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously announced, on June 4, 2013, The Hallwood Group Incorporated, a Delaware corporation (the “Company”), Hallwood Financial Limited, a corporation organized under the laws of the British Virgin Islands (“Parent”), and HFL Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Parent (“Merger Sub”), entered into an Agreement and Plan of Merger, as amended on July 11, 2013 and further amended on February 7, 2014 (the “Merger Agreement”). The Merger Agreement provides that Merger Sub will be merged with and into the Company (the “Merger”), at the effective time of the Merger (the “Effective Time”), whereupon the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.03 and 5.07 of the Current Report on Form 8-K is incorporated herein by reference in response to this Item 2.01.

On May 16, 2014, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. The Merger Agreement and the transactions contemplated thereby were unanimously approved by the Company’s board of directors (other than by the Company’s Chairman of the Board, Anthony J. Gumbiner, who did not participate due to his interest in the Merger). The Company’s stockholders adopted the Merger Agreement at a special meeting of Stockholders held on May 15, 2014, both by (a) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock (defined below) entitled to vote on the adoption of the Merger Agreement, voting together as a single class, and (b) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, voting together as a single class, excluding all shares of Common Stock owned by Parent, Merger Sub, Mr. Gumbiner or any of their respective affiliates (other than the Company and its subsidiaries), or by any director, officer or other employee of the Company or any of its subsidiaries.

As a result of the Merger, each share of common stock of the Company, par value $0.10 per share (“Common Stock”), outstanding immediately prior to the Effective Time (other than certain excluded and dissenting shares of Common Stock) was automatically cancelled and converted into the right to receive $12.39 in cash, without interest (the “Merger Consideration”).

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, as amended, which was filed as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 8, 2014, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.01

In connection with the closing of the Merger on May 16, 2014, the NYSE MKT was notified that each outstanding share of Common Stock was converted into the right to receive the Merger Consideration, subject to the terms and conditions of the Merger Agreement. The Company has requested that the NYSE MKT file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the delisting of the Company’s shares of Common Stock. It is expected that the Common Stock will be delisted and removed from trading on the NYSE MKT on or about May 29, 2014.

The Company intends to file with the SEC a certification on Form 15 under the Exchange Act on May 29, 2014, requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01 and 3.01, 5.01, 5.03 and 5.07 of the Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.

At the Effective Time, each remaining issued and outstanding share of Common Stock (other than (i) shares held by Parent, Merger Sub, the Company or any wholly owned subsidiary of the Company or held in the Company’s treasury, and (ii) shares outstanding immediately prior to the Effective Time held by a stockholder who has neither voted in favor of the Merger nor consented thereto in writing and who has demanded properly in writing appraisal for such shares and otherwise properly perfected and not withdrawn or lost the right to an appraisal of such dissenting shares pursuant to Section 262 of the General Corporation Law of the State of Delaware) was canceled and converted into the right to receive the Merger Consideration. Shares of the Company’s Common Stock held by Parent, Merger Sub, Mr. Gumbiner and any of their respective affiliates were canceled in the Merger without consideration, and the outstanding shares of Merger Sub were converted into, and constitute the only outstanding shares, of the Surviving Corporation, with the result that Parent is the sole stockholder of the Surviving Corporation after the Effective Time.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note and in Items 2.01, 3.01 and 3.03 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.01.

As a result of the closing of the Merger on May 16, 2014, a change of control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent. The total amount of the consideration payable in connection with the change of control transaction was approximately $6.8 million. The funds used to consummate the Merger came from working capital and personal funds of Parent and affiliates of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and in Items 2.01 and 5.01 of the Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.02.

As a result of, and as contemplated by the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time are the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

(b) As of the Effective Time on May 16, 2014, in accordance with the Merger Agreement, Michael R. Powers, Charles A. Crocco, Jr. and Amy H. Feldman ceased serving as members of the Company’s board of directors.

(d) On May 16, 2014, as of the Effective Time, in connection with the transactions contemplated by the Merger Agreement, Anthony J. Gumbiner and Gert Lessing became the sole members of the Surviving Corporation’s board of directors. Mr. Gumbiner served as the Chairman of the Board and Chief Executive Officer of the Company and certain of its affiliates. Mr. Lessing currently serves as a Director of Parent. At the time of the effectiveness of their respective appointments to the board of directors, Mr. Gumbiner and Mr. Lessing were also appointed to serve on the Surviving Corporation’s audit committee and compensation committee.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws as in effect immediately prior to the Merger were amended and restated in their entirety. A copy of the amended and restated certificate of incorporation of the Company is attached as Exhibit 3.1 hereto and is incorporated herein by reference. A copy of the amended and restated bylaws of the Company is attached as Exhibit 3.2 hereto and is incorporated by reference herein.

A copy of the amended and restated certificate of incorporation was filed as Exhibit A to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 8, 2014, and is incorporated herein by reference. A copy of the amended and restated bylaws of the Company is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) A special meeting of the stockholders of the Company was held on May 15, 2014. At the special meeting, the stockholders were asked to consider and vote on a proposal to adopt the Merger Agreement. Below is a summary of the final voting results of that proposal.

All of the outstanding common shares voting together as a single class:

Voted For	%	Withheld	%	Broker Non- Votes	%
1,371,933	89.95%	18,540	1.2%	0	0%

Voting by the outstanding common shares voting together as a single class, excluding all shares beneficially owned by Mr. Gumbiner, Hallwood Financial Limited and its or their affiliates or subsidiaries, or by any directors, officers or other employees of the Company and its subsidiaries:

Voted For	%	Withheld	%	Broker Non- Votes	%
359,962	70.14%	18,540	3.6%	0	0%

This proposal is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 8, 2014.

Item 7.01.	Regulation FD Disclosure.

On May 16, 2014 the Company issued a press release in connection with the results of the special meeting of the Company’s stockholders and announcing the closing of the Merger. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

2.1	Agreement and Plan of Merger, dated as of June 4, 2013, by and among Hallwood Financial Limited, HFL Merger Corporation, and The Hallwood Group Incorporated. Incorporated by reference to Exhibit 2.1 of The Hallwood Group Incorporated’s Current Report on Form 8-K filed on June 4, 2013, Commission File No. 001-08303.

2.2	Amendment to Agreement and Plan of Merger, dated as of July 11, 2013, among Hallwood Financial Limited, HFL Merger Corporation, and The Hallwood Group Incorporated. Incorporated by reference to Exhibit 2.1 of The Hallwood Group Incorporated’s Current Report on Form 8-K filed on July 12, 2013, Commission File No. 001-08303.

2.3	Second Amendment to Agreement and Plan of Merger, dated as of February 7, 2014, among Hallwood Financial Limited, HFL Merger Corporation, and The Hallwood Group Incorporated. Incorporated by reference to Exhibit 2.1 of The Hallwood Group Incorporated’s Current Report on Form 8-K filed on February 10, 2014, Commission File No. 001-08303.

3.1	Amended and Restated Certificate of Incorporation of The Hallwood Group Incorporated. Filed herewith.

3.2	Amended and Restated Bylaws of The Hallwood Group Incorporated. Filed herewith.

99.1	Press Release of The Hallwood Group Incorporated, dated May 16, 2014. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2014	THE HALLWOOD GROUP INCORPORATED

	By:	/s/ Richard Kelley
Richard Kelley, Vice-President & CFO

EXHIBIT INDEX

Exhibit No.

2.1	Agreement and Plan of Merger, dated as of June 4, 2013, by and among Hallwood Financial Limited, HFL Merger Corporation, and The Hallwood Group Incorporated. Incorporated by reference to Exhibit 2.1 of The Hallwood Group Incorporated’s Current Report on Form 8-K filed on June 4, 2013, Commission File No. 001-08303.

2.2	Amendment to Agreement and Plan of Merger, dated as of July 11, 2013, among Hallwood Financial Limited, HFL Merger Corporation, and The Hallwood Group Incorporated. Incorporated by reference to Exhibit 2.1 of The Hallwood Group Incorporated’s Current Report on Form 8-K filed on July 12, 2013, Commission File No. 001-08303.

2.3	Second Amendment to Agreement and Plan of Merger, dated as of February 7, 2014, among Hallwood Financial Limited, HFL Merger Corporation, and The Hallwood Group Incorporated. Incorporated by reference to Exhibit 2.1 of The Hallwood Group Incorporated’s Current Report on Form 8-K filed on February 10, 2014, Commission File No. 001-08303.

3.1	Amended and Restated Certificate of Incorporation of The Hallwood Group Incorporated. Filed herewith.

3.2	Amended and Restated Bylaws of The Hallwood Group Incorporated. Filed herewith.

99.1	Press Release of The Hallwood Group Incorporated, dated May 16, 2014. Filed herewith.